News Release

Unisys Announces 1Q26 Results
Unisys Reaffirms Full-Year Guidance Amid Improved Profitability and Strong New Business Signings
•Revenue of $437.6 million, up 1.3% year over year (YoY), down 4.5% in constant currency(1)
•Excluding License and Support (Ex-L&S)(13) revenue of $372.1 million, up 3.1% YoY, down 2.9% in constant currency
•Gross profit margin of 25.7%, up 80 bps YoY; Ex-L&S gross profit margin of 19.5%, up 170 bps YoY
•Operating profit margin of 3.7%, improved 250 bps YoY; non-GAAP operating profit(6) margin of 4.5%, improved 170 bps YoY
•New Business(5) Total Contract Value (TCV)(3) of $158 million, an increase of 45% YoY
•Unisys expands AI capabilities with key product releases for the ClearPath® Forward ecosystem
•Unisys reaffirms 2026 full-year guidance ranges for both constant currency revenue growth and non-GAAP operating profit margin

BLUE BELL, Pa., May 5, 2026 – Unisys Corporation (NYSE: UIS) reported financial results for the first quarter of 2026 (1Q26).
"We are off to a good start in 2026, with solid financial performance and double-digit growth in New Business signings in the first quarter," said Michael Thomson, Unisys CEO and President. "Our proven ability to move tangible AI use cases into production, with measurable results, is making Unisys more relevant to clients and alliance partners. We also released a number of ClearPath Forward products and tools that enable enterprise AI both on our platforms and external systems, reinforcing the long-term value proposition of the ClearPath Forward ecosystem."
Unisys Chief Financial Officer Deb McCann said, "We are pleased to reaffirm our full-year financial guidance ranges for both revenue and profitability. Our strong first quarter client signings reinforce our confidence in our revenue outlook. Consistent progress on delivery and operational efficiency initiatives improved our first quarter margins and keeps us on track to meet our free cash flow expectations."

Financial Highlights
Please refer to the accompanying financial tables for a reconciliation of the GAAP to non-GAAP measures presented, except for financial guidance since such a reconciliation is not practicable without unreasonable effort.

(In millions, except numbers presented as percentages)	1Q26	1Q25
Revenue	$437.6	$432.1
YoY revenue change	1.3%
YoY revenue change in constant currency	(4.5)%
Ex-L&S revenue	$372.1	$361.0
YoY revenue change	3.1%
YoY revenue change in constant currency	(2.9)%
License and Support(12) revenue	$65.5	$71.1
YoY revenue change	(7.9)%
YoY revenue change in constant currency	(12.4)%

Gross profit	$112.5	$107.5
Gross profit percent	25.7%	24.9%
Ex-L&S gross profit	$72.7	$64.2
Ex-L&S gross profit percent	19.5%	17.8%

Operating profit	$16.2	$5.1
Operating profit percent	3.7%	1.2%
Non-GAAP operating profit	$19.8	$11.9
Non-GAAP operating profit percent	4.5%	2.8%

Net loss attributable to Unisys Corporation	($35.8)	($29.5)
Non-GAAP net loss attributable to Unisys Corporation(8)	($9.9)	($3.5)

EBITDA(7)	$13.8	$5.1
Adjusted EBITDA(7)	$46.2	$40.2
Adjusted EBITDA as a percentage of revenue	10.6%	9.3%
First Quarter 2026 Results
Revenue increased 1.3% YoY, down 4.5% in constant currency. Foreign currency fluctuations contributed a 6 percentage-point positive impact on revenue in the current period compared with the prior-year period, which was partially offset by the timing of software license renewals, and a 2.9% decline in Ex-L&S revenue in constant currency.
Gross profit margin improved 80 bps YoY. Ex-L&S gross profit margin increased 170 bps YoY, primarily driven by delivery improvement and labor cost savings initiatives in the Cloud, Applications & Infrastructure Solutions (CA&I) segment.
During the first quarter of 2026, a transaction within the company's United Kingdom business process outsourcing consolidated joint venture generated approximately $3 million of gross margin benefit, resulting in a positive impact on gross profit margin and Ex-L&S gross profit margin of 50 basis points and 70 basis points, respectively. This transaction is expected to generate approximately $12 million of gross margin benefit for 2026.

Financial Highlights by Segment

(In millions, except numbers presented as percentages)	1Q26	1Q25
Digital Workplace Solutions (DWS):
Revenue	$118.2	$118.6
YoY revenue change	(0.3)%
YoY revenue change in constant currency	(6.5)%
Gross profit	$15.9	$16.9
Gross profit percent	13.5%	14.2%

Cloud, Applications & Infrastructure Solutions (CA&I):
Revenue	$182.0	$176.6
YoY revenue change	3.1%
YoY revenue change in constant currency	(2.4)%
Gross profit	$39.6	$34.4
Gross profit percent	21.8%	19.5%

Enterprise Computing Solutions (ECS):
Revenue	$115.2	$118.7
YoY revenue change	(2.9)%
YoY revenue change in constant currency	(8.4)%
Gross profit	$54.0	$56.6
Gross profit percent	46.9%	47.7%
First Quarter 2026 Segment Results
DWS revenue declined 0.3% YoY, down 6.5% in constant currency. Fluctuations in foreign currency contributed a 6 percentage-point positive impact on DWS revenue compared to the prior-year period. DWS gross profit margin was 13.5%, a decrease of 70 bps YoY. The decreases in revenue and gross profit margin were primarily driven by lower volume due to client attrition.
CA&I revenue increased 3.1% YoY, down 2.4% in constant currency. Fluctuations in foreign currency contributed a 5 percentage-point positive impact on CA&I revenue compared to the prior-year period. This positive impact was partially offset by reduced volume due to client attrition. CA&I gross profit margin was 21.8%, an increase of 230 bps YoY, primarily driven by delivery improvement and labor cost savings initiatives.
ECS revenue declined 2.9% YoY, down 8.4% in constant currency. Foreign currency fluctuations contributed a 5 percentage-point positive impact on ECS revenue in the current period compared with the prior-year period. ECS gross profit margin was 46.9%, a decrease of 80 bps YoY. The decreases in revenue and gross profit margin were primarily driven by the timing of software license renewals.

Balance Sheet and Cash Flows

(In millions)	March 31, 2026	December 31, 2025
Cash and cash equivalents	$380.2	$413.9
Cash and cash equivalents decreased $33.7 million primarily due to the timing of cash interest payment associated with the 10.625% Senior Secured Notes due 2031 (the 2031 Notes).

(In millions)	1Q26	1Q25
Cash (used for) provided by operations	($4.4)	$33.3
Free cash flow(9)	($25.5)	$13.2
Pre-pension and postretirement free cash flow(10)	$2.9	$22.6
Adjusted free cash flow(11)	$13.9	$28.3
The decrease in both free cash flow and pre-pension and postretirement free cash flow was primarily due to the timing of cash interest payment related to the 2031 Notes.
Other Metrics

(In millions, except numbers presented as percentages)	1Q26	1Q25	YoY Change	QoQ Change*
Total Contract Value (TCV)(3)
New Business(5)	$158	$109	45%	16%
Ex-L&S Renewals	74	76	(3)%	(91)%
L&S Renewals	42	21	100%	(82)%
Total company	$274	$206	33%	(76)%
*QoQ - quarter over quarter
Backlog(2) was $2.96 billion for the first quarter of 2026 compared to $2.89 billion for the first quarter of 2025.
2026 Financial Guidance
The company reaffirms full-year 2026 revenue growth and profitability guidance:

Guidance
Revenue growth in constant currency	(6.5)% to (4.5)%
Non-GAAP operating profit margin	9.0% to 11.0%
Constant currency revenue guidance translates to reported revenue growth of (3.5)% to (1.5)%, based on exchange rates as of April 30, 2026, and assumes L&S revenue of approximately $415 million and Ex-L&S constant currency revenue growth of (7.0)% to (4.5)%.

Conference Call
Unisys will hold a conference call with the financial community on Wednesday, May 6, at 8 a.m. Eastern Time to discuss the results of the first quarter of 2026.
The live, listen-only webcast, as well as the accompanying presentation materials, can be accessed on the Unisys Investor Website at www.unisys.com/investor. In addition, domestic callers can dial 1-844-695-5518 and international callers can dial 1-412-902-6749 and provide the following conference passcode: Unisys Corporation Call.
A webcast replay will be available on the Unisys Investor Website shortly following the conference call. A replay will also be available by dialing 1-855-669-9658 for domestic callers or 1-412-317-0088 for international callers and entering access code 2479208 from two hours after the end of the call until May 20, 2026.

(1) Constant currency – A significant amount of the company’s revenue is derived from international operations. As a result, the company’s revenue has been and will continue to be affected by changes in the U.S. dollar against major international currencies. The company refers to revenue growth rates in constant currency or on a constant currency basis so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates to facilitate comparisons of the company’s business performance from one period to another. Constant currency is calculated by retranslating current and prior-period revenue at a consistent exchange rate rather than the actual exchange rates in effect during the respective periods.

(2) Backlog – Represents the estimated amount of future revenue to be recognized under contracted work, which has not yet been delivered or performed. The company believes that actual revenue reflects the most relevant measure necessary to understand the company’s results of operations, but backlog can be a useful metric and indicator of the company’s estimate of contracted revenue to be realized in the future, subject to certain inherent limitations. The timing of conversion of backlog to revenue may be impacted by, among other factors, the timing of execution, the extension, nullification or early termination of existing contracts with or without penalty, adjustments to estimates in pricing or volumes for previously included contracts, seasonality and foreign currency exchange rates. Investors are cautioned that backlog should not be relied upon as a substitute for, or considered in isolation from, measures in accordance with GAAP.

(3) Total Contract Value (TCV) – Represents the initial estimated revenue related to contracts signed in the period without regard for early termination or revenue recognition rules. Changes to contracts and scope are treated as TCV only to the extent of the incremental new value. New Business TCV represents TCV attributable to expansion and new scope for existing clients and new logo contracts. L&S TCV is driven by software license renewals, and as such, changes in timing or terms of renewals can lead to fluctuations from period to period. The company believes that actual revenue reflects the most relevant measure necessary to understand the company’s results of operations, but TCV can be a useful leading indicator of the company’s ability to generate future revenue over time, subject to certain inherent limitations. Measuring TCV involves the use of estimates and judgments and the extent and timing of conversion of TCV to revenue may be impacted by, among other factors, the types of services and solutions sold, contract duration, the pace of client spending, actual volumes of services delivered as compared to the volumes anticipated at the time of contract signing, and contract modifications, including, without limitation, contract nullification and termination, over the lifetime of a contract. Investors are cautioned that TCV should not be relied upon as a substitute for, or considered in isolation from, measures in accordance with GAAP.

(4) Book-to-bill – Represents total contract value booked divided by revenue in a given period.

(5) New Business – Represents expansion and new scope for existing clients and new logo contracts.

(6) Non-GAAP operating profit – This measure excludes pretax pension and postretirement expense, pretax goodwill impairment charge and pretax charges or gains associated with certain legal matters related to settlements, professional services and legal fees, including legal defense costs, associated with certain legal proceedings, and cost-reduction activities and other expenses.

(7) EBITDA & adjusted EBITDA – Earnings before interest, taxes, depreciation and amortization (EBITDA) is calculated by starting with net income (loss) attributable to Unisys Corporation common shareholders and adding or subtracting the following items: net income (loss) attributable to noncontrolling interests, interest expense (net of interest income), provision for (benefit from) income taxes, depreciation and amortization. Adjusted EBITDA further excludes pension and postretirement expense; goodwill impairment charge, foreign exchange (gains) losses, debt extinguishment, certain legal matters related to settlements, professional services and legal fees, including legal defense costs, associated with certain legal proceedings; environmental matters related to previously disposed businesses; cost-reduction activities and other expenses; non-cash share-based expense; and other (income) expense adjustments.

(8) Non-GAAP net income (loss) and non-GAAP diluted earnings (loss) per share – These measures exclude pension and postretirement expense and charges or (credits) in connection with goodwill impairment; foreign exchange (gains) losses, debt extinguishment, certain legal matters related to settlements, professional services and legal fees, including legal defense costs, associated with certain legal proceedings; environmental matters related to previously disposed businesses; and cost-reduction activities and other expenses. The tax amounts related to these items for the calculation of non-GAAP diluted earnings (loss) per share include the current and deferred tax expense and benefits recognized under GAAP for these items.

(9) Free cash flow – Represents cash flow from operations less capital expenditures.

(10) Pre-pension and postretirement free cash flow – Represents free cash flow before pension and postretirement contributions.

(11) Adjusted free cash flow – Represents free cash flow less cash used for pension and postretirement funding; debt extinguishment, certain legal matters related to settlements, professional services and legal fees, including legal defense costs, associated with certain legal proceedings; environmental matters related to previously disposed businesses; and cost-reduction activities and other payments.

(12) License and Support (L&S) – Represents software license and related support services, primarily ClearPath Forward®, within the company's ECS segment.

(13) Excluding License and Support (Ex-L&S) – These measures exclude revenue, gross profit and gross profit margin in connection with software license and support services within the company’s ECS segment. The company provides these measures to allow investors to isolate the impact of software license renewals, which tend to be significant and impactful based on timing, and related support services in order to evaluate the company’s business outside of these areas.

Forward-Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Unisys cautions readers that the assumptions forming the basis for forward-looking statements include many factors that are beyond Unisys’ ability to control or estimate precisely, such as estimates of future market conditions, the behavior of other market participants and that TCV is based, in part, on the assumption that each of those contracts will continue for their full contracted term. Words such as “anticipates,” “estimates,” “expects,” “projects,” “may,” “will,” “intends,” “plans,” “believes,” “should” and similar expressions may identify forward-looking statements and such forward-looking statements are made based upon management’s current expectations, assumptions and beliefs as of this date concerning future developments and their potential effect upon Unisys. There can be no assurance that future developments will be in accordance with management’s expectations, assumptions and beliefs or that the effect of future developments on Unisys will be those anticipated by management. Because actual results may differ materially from those expressed or implied by these forward-looking statements, we caution readers not to place undue reliance on these statements. Forward-looking statements in this release and the accompanying presentation include, but are not limited to, statements made in Mr. Thomson's and Ms. McCann's quotations, any projections or expectations of revenue growth, margin expansion, achievement of operational efficiencies and savings, effective use of technology, investments in our solutions and artificial intelligence adoption and innovation, TCV and Ex-L&S New Business TCV, the impact of new logo signings, backlog, book-to-bill(4), full-year 2026 revenue growth and profitability guidance, including constant currency revenue, Ex-L&S constant currency revenue growth, L&S revenue, non-GAAP operating profit margin, free cash flow generation and the assumptions and other expectations made in connection with our full-year 2026 financial guidance, the reduction of uncertainty and volatility of cash requirements, including pension contributions, our pension liability, debt extinguishment, future economic benefits from net operating losses and statements regarding future economic conditions or performance.
Additional information and factors that could cause actual results to differ materially from Unisys’ expectations are contained in Unisys’ filings with the U.S. Securities and Exchange Commission (SEC), including Unisys’ Annual Reports on Form 10-K and subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other SEC filings, which are available at the SEC’s web site, http://www.sec.gov. Information included in this release is representative as of the date of this release only, and any forward-looking statement speaks only as of the date on which that statement is made. While Unisys periodically reassesses material trends and uncertainties affecting Unisys’ results of operations and financial condition in connection with its preparation of management's discussion and analysis of results of operations and financial condition contained in its Quarterly and Annual Reports filed with the SEC, Unisys does not, by including this statement, assume any obligation to review, revise or update any forward-looking statement in light of future events or circumstances, except as required by applicable law.

Non-GAAP Information
This release includes certain non-GAAP financial measures that exclude certain items such as pension and postretirement expense; goodwill impairment charge, foreign exchange (gains) losses, debt extinguishment, certain legal and other matters related to professional services and legal fees, including legal defense costs, associated with certain legal proceedings; environmental matters related to previously disposed businesses; and cost-reduction activities and other expenses that the company believes are not indicative of its ongoing operations, as they may be unusual or non-recurring. The inclusion of such items in financial measures can make the company’s profitability and liquidity results difficult to compare to prior periods or anticipated future periods and can distort the visibility of trends associated with the company’s ongoing performance. Management also believes that non-GAAP measures are useful to investors because they provide supplemental information about the company’s financial performance and liquidity, as well as greater transparency into management’s view and assessment of the company’s ongoing operating performance.
Non-GAAP financial measures are often provided and utilized by the company’s management, analysts, and investors to enhance comparability of year-over-year results. These items are uncertain, depend on various factors, and could have a material impact on the company's GAAP results for the applicable period. These measures should not be relied upon as substitutes for, or considered in isolation from, measures calculated in accordance with U.S. GAAP. A reconciliation of these non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP can be found below except for financial guidance and other forward-looking information since such a reconciliation is not practicable without unreasonable efforts as the company is unable to reasonably forecast certain amounts that are necessary for such reconciliation. This information has been provided pursuant to the requirements of SEC Regulation G.

About Unisys
Unisys is a global technology solutions company that powers breakthroughs for the world's leading organizations. Our solutions – cloud, AI, digital workplace, applications and enterprise computing – help our clients challenge the status quo and unlock their full potential. To learn how we have been helping clients push what's possible for more than 150 years, visit unisys.com and follow us on LinkedIn.

Contacts:	For Investors:
Michaela Pewarski, Unisys, +1 215-274-1254
Investor@unisys.com

For Press:
Patricia Gonzalez, Unisys, +1 817-846-7662
Patricia.Gonzalez@unisys.com
###
RELEASE NO.: 0505/10049
Unisys and other Unisys products and services mentioned herein, as well as their respective logos, are trademarks or registered trademarks of Unisys Corporation. Any other brand or product referenced herein is acknowledged to be a trademark or registered trademark of its respective holder.
UIS-Q

UNISYS CORPORATION
CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(Unaudited)
(Millions, except per share data)

	Three Months Ended March 31,
	2026	2025
Revenue	$437.6	$432.1
Costs and expenses
Cost of revenue	325.1	324.6
Selling, general and administrative	91.5	96.8
Research and development	4.8	5.6
	421.4	427.0
Operating income	16.2	5.1
Interest expense	18.5	8.2
Other (expense), net	(20.8)	(16.9)
Loss before income taxes	(23.1)	(20.0)
Provision for income taxes	13.7	10.6
Consolidated net loss	(36.8)	(30.6)
Net loss attributable to noncontrolling interests	(1.0)	(1.1)
Net loss attributable to Unisys Corporation	$(35.8)	$(29.5)
Loss per share attributable to Unisys Corporation
Basic	$(0.50)	$(0.42)
Diluted	$(0.50)	$(0.42)

UNISYS CORPORATION
SEGMENT RESULTS
(Unaudited)
(Millions)

	Total	DWS	CA&I	ECS	Other
Three Months Ended March 31, 2026
Revenue	$437.6	$118.2	$182.0	$115.2	$22.2
Gross profit percent	25.7%	13.5%	21.8%	46.9%
Three Months Ended March 31, 2025
Revenue	$432.1	$118.6	$176.6	$118.7	$18.2
Gross profit percent	24.9%	14.2%	19.5%	47.7%

EXCLUDING LICENSE AND SUPPORT (EX-L&S) REVENUE AND GROSS PROFIT
(Unaudited)
(Millions)

	Three Months Ended
	March 31,
	2026	2025
L&S revenue	$65.5	$71.1
Ex-L&S revenue	372.1	361.0
Revenue	$437.6	$432.1

L&S gross profit	$39.8	$43.3
Ex-L&S gross profit	72.7	64.2
Gross profit	$112.5	$107.5

L&S gross profit percent	60.8%	60.9%
Ex-L&S gross profit percent	19.5%	17.8%
Gross profit percent	25.7%	24.9%

UNISYS CORPORATION
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Millions)

	March 31, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$380.2	$413.9
Accounts receivable, net	366.8	437.7
Contract assets	14.5	10.9
Inventories	14.9	13.8
Prepaid expenses and other current assets	119.5	127.7
Total current assets	895.9	1,004.0
Properties, net	57.4	53.1
Capitalized contract costs, net	71.3	73.6
Marketable software, net	165.8	166.1
Operating lease right-of-use assets	35.2	38.4
Prepaid pension and postretirement assets	21.5	21.3
Deferred income taxes	100.0	96.9
Goodwill	193.7	193.8
Intangible assets, net	30.2	31.2
Restricted cash	8.1	7.8
Other long-term assets	153.3	160.0
Total assets	$1,732.4	$1,846.2
Total liabilities and deficit
Current liabilities:
Current maturities of long-term debt	$13.5	$12.7
Accounts payable	105.5	81.2
Deferred revenue	229.4	228.5
Other accrued liabilities	254.0	333.5
Total current liabilities	602.4	655.9
Long-term debt	724.0	729.0
Long-term pension and postretirement liabilities	493.3	517.7
Long-term deferred revenue	92.0	100.7
Long-term operating lease liabilities	27.8	30.6
Other long-term liabilities	77.4	80.6
Commitments and contingencies
Total Unisys Corporation stockholders' deficit	(300.0)	(282.6)
Noncontrolling interests	15.5	14.3
Total deficit	(284.5)	(268.3)
Total liabilities and deficit	$1,732.4	$1,846.2

UNISYS CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Millions)

	Three Months Ended March 31,
	2026	2025
Cash flows from operating activities
Consolidated net loss	$(36.8)	$(30.6)
Adjustments to reconcile consolidated net loss to net cash (used for) provided by operating activities:
Gain on debt extinguishment	(0.2)	—
Foreign currency gains	(6.8)	(1.3)
Employee stock compensation	4.1	6.8
Depreciation and amortization of properties	4.6	6.4
Depreciation and amortization of capitalized contract costs	5.8	3.0
Amortization of marketable software	11.9	12.1
Amortization of intangible assets	1.0	1.1
Other non-cash operating activities	—	1.2
Pension and postretirement contributions	(28.4)	(9.4)
Pension and postretirement expense	30.5	21.9
Deferred income taxes, net	(8.3)	(10.1)
Changes in operating assets and liabilities:
Receivables, net and contract assets	75.3	73.6
Inventories	(1.0)	(5.0)
Other assets	13.9	18.0
Accounts payable and current liabilities	(61.4)	(67.2)
Other liabilities	(8.6)	12.8
Net cash (used for) provided by operating activities	(4.4)	33.3
Cash flows from investing activities
Proceeds from foreign exchange forward contracts	—	728.8
Purchases of foreign exchange forward contracts	—	(728.9)
Investment in marketable software	(10.4)	(11.2)
Capital additions of properties and other assets	(10.7)	(8.9)
Other	(0.1)	(0.1)
Net cash used for investing activities	(21.2)	(20.3)
Cash flows from financing activities
Payments of long-term debt	(4.8)	(1.3)
Other	(1.2)	(2.7)
Net cash used for financing activities	(6.0)	(4.0)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(1.8)	7.9
(Decrease) increase in cash, cash equivalents and restricted cash	(33.4)	16.9
Cash, cash equivalents and restricted cash, beginning of period	421.7	390.6
Cash, cash equivalents and restricted cash, end of period	$388.3	$407.5

UNISYS CORPORATION
RECONCILIATIONS OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(Unaudited)
(Millions, except per share data)

		Three Months Ended
		March 31,
		2026	2025
Net loss attributable to Unisys Corporation		$(35.8)	$(29.5)
Pension and postretirement expense	pretax	30.5	21.9
	tax	1.2	0.6
	net of tax	29.3	21.3
Foreign exchange gains, net	pretax	(7.1)	(0.1)
	tax	—	—
	net of tax	(7.1)	(0.1)
Gain on debt extinguishment	pretax	(0.2)	—
	tax	—	—
	net of tax	(0.2)	—
Certain legal matters, net	pretax	0.2	(0.4)
	tax	—	—
	net of tax	0.2	(0.4)
Environmental matters	pretax	0.4	0.4
	tax	—	—
	net of tax	0.4	0.4
Cost reduction and other expenses	pretax	3.3	4.8
	tax	—	—
	net of tax	3.3	4.8

Non-GAAP net loss attributable to Unisys Corporation		$(9.9)	$(3.5)

Weighted average shares (thousands)		71,801	70,106
Plus incremental shares from assumed vesting:
	Employee stock plans	—	—
Adjusted weighted average shares		71,801	70,106

Weighted average shares (thousands)		71,801	70,106
Plus incremental shares from assumed vesting:
	Employee stock plans	—	—
Non-GAAP adjusted weighted average shares		71,801	70,106

Diluted loss per share
Net loss attributable to Unisys Corporation		$(35.8)	$(29.5)
Divided by adjusted weighted average shares		71,801	70,106
Diluted loss per share		$(0.50)	$(0.42)
Non-GAAP basis
Non-GAAP net loss attributable to Unisys Corporation for diluted loss per share		$(9.9)	$(3.5)
Divided by Non-GAAP adjusted weighted average shares		71,801	70,106
Non-GAAP diluted loss per share		$(0.14)	$(0.05)

UNISYS CORPORATION
RECONCILIATIONS OF GAAP TO NON-GAAP
(Unaudited)
(Millions)

FREE CASH FLOW

	Three Months Ended
	March 31,
	2026	2025
Cash (used for) provided by operations	$(4.4)	$33.3
Additions to marketable software	(10.4)	(11.2)
Additions to properties and other assets	(10.7)	(8.9)
Free cash flow	(25.5)	13.2
Pension and postretirement funding	28.4	9.4
Pre-pension and postretirement free cash flow	2.9	22.6
Certain legal payments	0.1	1.0
Environmental matters payments	1.1	2.2
Cost reduction and other payments, net	9.8	2.5
Adjusted free cash flow	$13.9	$28.3

UNISYS CORPORATION
RECONCILIATIONS OF GAAP TO NON-GAAP
(Unaudited)
(Millions)

EBITDA

	Three Months Ended
	March 31,
	2026	2025
Net loss attributable to Unisys Corporation	$(35.8)	$(29.5)
Net loss attributable to noncontrolling interests	(1.0)	(1.1)
Interest expense, net of interest income of $4.9 and $5.7, respectively (1)	13.6	2.5
Provision for income taxes	13.7	10.6
Depreciation	10.4	9.4
Amortization	12.9	13.2
EBITDA	$13.8	$5.1

Pension and postretirement expense	$30.5	$21.9
Foreign exchange gains, net (1)(2)	(7.1)	(0.1)
Gain on debt extinguishment (1)	(0.2)	—
Certain legal matters, net (3)	0.2	(0.4)
Environmental matters (1)	0.4	0.4
Cost reduction and other expenses (4)	2.3	3.7
Non-cash share based expense	4.1	6.8
Other expense, net adjustment (5)	2.2	2.8
Adjusted EBITDA	$46.2	$40.2

(1) Included in other (expense), net on the consolidated statements of income (loss).
(2) Foreign exchange (gains) losses include (gains) losses from remeasuring cash, receivables, payables and intercompany balances denominated in foreign currencies, (gains) losses on foreign exchange forward contracts and (gains) losses related to the substantial completion of liquidation of certain foreign subsidiaries. In the third quarter of 2025, the company ceased its use of foreign currency forward contracts.

(3) Included in selling, general and administrative expenses and other (expense), net within the consolidated statements of income (loss).
(4) Reduced for depreciation and amortization included above.
(5) Other expense, net as reported on the consolidated statements of income (loss) less pension and postretirement expense, foreign exchange (gains) losses, net, (gain) loss on debt extinguishment, interest income and items included in certain legal and environmental matters and cost reduction and other expenses.

	Three Months Ended
	March 31,
	2026	2025
Revenue	$437.6	$432.1
Net loss attributable to Unisys Corporation as a percentage of revenue	(8.2)%	(6.8)%
Non-GAAP net loss attributable to Unisys Corporation as a percentage of revenue	(2.3)%	(0.8)%
Adjusted EBITDA as a percentage of revenue	10.6%	9.3%

UNISYS CORPORATION
RECONCILIATIONS OF GAAP TO NON-GAAP
(Unaudited)
(Millions)

OPERATING PROFIT (LOSS)

	Three Months Ended
	March 31,
	2026	2025
Operating profit	$16.2	$5.1
Certain legal matters (1)	0.2	0.5
Cost reduction and other expenses (2)	3.0	5.9
Pension and postretirement expense (1)	0.4	0.4
Non-GAAP operating profit	$19.8	$11.9

Revenue	$437.6	$432.1

Operating profit percent	3.7%	1.2%
Non-GAAP operating profit percent	4.5%	2.8%

(1) Included in selling, general and administrative on the consolidated statements of income (loss).
(2) Included in cost of revenue, selling, general and administrative and research and development on the consolidated statements of income (loss).